Exhibit 10.4

DLC Realty Trust, Inc.

2010 Equity Incentive PLAN

LTIP UNIT AWARD AGREEMENT

AGREEMENT by and between DLC Realty Trust, Inc., a Maryland corporation (the “Company”), and [•] (the “Grantee”), dated as of the [•] day of [•], 2010.

WHEREAS, the Company maintains the DLC Realty Trust, Inc. 2010 Equity Incentive Plan (as amended from time to time, the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is an Eligible Person; and

WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to grant LTIP Units to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of LTIP Units.

The Company hereby grants the Grantee [•] LTIP Units (the “LTIP Units”) in DLC Realty, L.P., subject to the terms and conditions of this LTIP Unit Award Agreement (this “Agreement”) and subject to the provisions of the Plan and the First Amended and Restated Agreement of Limited Partnership of DLC Realty, L.P. (the “Partnership Agreement”). The Plan is incorporated herein by reference as though set forth herein in its entirety.

2.	Restrictions and Conditions.

The LTIP Units are subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and this Agreement, during the period of restriction with respect to the LTIP Units granted hereunder (the “Restriction Period”), and for a period of twelve (12) months thereafter (the “Lock-Up Period”), the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign the LTIP Units (or have such LTIP Units attached or garnished). The Restriction Period shall begin on the date hereof and shall lapse with respect to one-fifth of the LTIP Units on each of the first five anniversaries of the date hereof. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the Restriction Period with respect to such LTIP Units shall only lapse as to whole LTIP Units.

(ii) Except as provided in the foregoing clause (i), below in this clause (ii) or in the Plan, the Grantee shall have, in respect of the LTIP Units, all of the rights of a holder of LTIP Units as set forth in the Partnership Agreement. Distributions on and allocations with respect to the LTIP Units shall be made to the Grantee in accordance with the terms of the Partnership Agreement.

(iii) Subject to clauses (iv) and (vi) below, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause, or by the Grantee for any reason other than his or her death, Disability or for Good Reason (as defined in the Grantee’s employment agreement), during the Restriction Period, then all LTIP Units that have not vested at that time will be forfeited to the Company without payment of any consideration by the Company, and neither the Grantee nor his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such LTIP Units.

(iv) In the event the Grantee has a Termination of Service on account of death or Disability or the Grantee has a Termination of Service by the Company and its Subsidiaries for any reason other than for Cause or by the Grantee for Good Reason, during the Restriction Period, then the Restriction Period will immediately lapse on all LTIP Units granted to the Grantee and not forfeited previously.

(v) In the event of a Change in Control, the Lock-Up Period shall lapse with respect to all of the LTIP Units with respect to which the Restriction Period has lapsed and will not apply to the remaining LTIP Units if and when the Restriction Period lapses with respect to such LTIP Units.

(vi) Notwithstanding any other provision hereof, if the Grantee is a party to an effective employment agreement with the Company which provides that LTIP Units subject to restriction shall be subject to terms other than those set forth above, the terms of such employment agreement shall apply with respect to the LTIP Units granted hereby and shall, to the extent applicable, supersede the terms hereof.

3.	Certain Terms of LTIP Units.

(a) The Grantee shall, upon request or otherwise at the election of the Company, be issued a certificate in respect of the LTIP Units awarded under this Agreement. Such certificate shall be registered in the name of the Grantee (or any applicable such assignee or transferee). The certificates for LTIP Units issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such LTIP Units, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE LTIP UNITS REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE DLC REALTY TRUST, INC. 2010 EQUITY INCENTIVE PLAN, THE PARTNERSHIP AGREEMENT AND AN AWARD AGREEMENT APPLICABLE TO THE GRANT OF THE LTIP UNITS REPRESENTED BY THIS CERTIFICATE. COPIES OF SUCH PLAN, PARTNERSHIP AGREEMENT AND AWARD ARE ON FILE IN THE OFFICES OF DLC REALTY TRUST, INC.

(b) Certificates evidencing the LTIP Units granted hereby shall be held in custody by the Company until the restrictions thereon shall have lapsed. If and when such restrictions so lapse, the certificates shall be delivered by the Company to the Grantee identified to the Company as provided herein.

(c) Notwithstanding the foregoing, so long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Company in writing such information as may be reasonably requested with respect to ownership of LTIP Units and any conditions applicable thereto, as the Company, as applicable, may deem reasonably necessary, including in order to ascertain and establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Company or to comply with requirements of any other appropriate taxing authority.

4.	Miscellaneous.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(c) The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee, except as provided above, shall be final and binding upon all persons.

(d) All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 4(d).

(e) The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(f) The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

(g) Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s employment or other service at any time.

(h) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, other than the Grantee’s employment agreement if and to the extent such employment agreement is in effect at the relevant time.

[remainder of the page left intentionally blank]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

DLC REALTY TRUST, INC.

By:
Name:
Title:

[Grantee]